[LOGO] VIALOG(R)
The Conferencing Company


AT THE COMPANY:          AT THE FINANCIAL RELATIONS BOARD/BSMG WORLDWIDE:
MICHAEL E. SAVAGE        MARILYN WINDSOR     DOUG BRODERICK      TIM GRACE
CHIEF FINANCIAL OFFICER  GENERAL INQUIRIES   ANALYST INQUIRIES   MEDIA INQUIRIES
(781) 761-6200           (312) 640-6692      (312) 274-2266      (312) 274-2240


FOR IMMEDIATE RELEASE
MONDAY, MARCH 5, 2001

        VIALOG REPORTS RECORD RESULTS FOR FOURTH QUARTER, FULL YEAR 2000;
                 JANUARY 2001 YEAR-OVER-YEAR REVENUE GROWTH 27%,
                     GROSS MARGIN 59.6%, EBITDA MARGIN 29.6%

         RAPID ADOPTION OF AUTOMATED SERVICES BOOSTS GROWTH AND MARGINS

HIGHLIGHTS:

o        JANUARY 2001 REVENUE UP 27% OVER PAST YEAR; GROSS MARGIN UP TO 59.6%

o        JANUARY 2001 EBITDA MARGIN 29.6%

o        CALL VOLUMES UP 39% IN 4Q; 65% IN JANUARY

o        READY-TO-MEET NOW $18M ANNUAL RUN RATE

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                                               SUMMARY OF CONSOLIDATED OPERATIONS
                                THREE MONTHS ENDED                TWELVE MONTHS ENDED                           JANUARY
                                    DECEMBER 31,                      DECEMBER 31,
                            -----------------------------    --------------------------------       -----------------------------
                                   2000             1999            2000                1999             2001               2000
                                   ----             ----            ----                ----             ----               ----
                                    (UNAUDITED)                        (UNAUDITED)
NET REVENUES                   $ 19,800         $ 17,714         $ 77,587           $ 68,629           $7,704            $ 6,068
OPERATING INCOME                    257              770            5,373              1,568            1,410                600
NET INCOME (LOSS)               (3,147)          (2,717)          (9,156)           (12,120)              166              (554)
EPS                              (0.32)           (0.30)           (0.97)             (1.53)             0.02             (0.06)
EBITDA                            3,728  *         3,186           17,674    **       13,989  ***       2,278              1,354

  * EXCLUDES $1.0 MILLION IN TELECOM AND ACCOUNTS RECEIVABLE RESERVE ADJUSTMENTS

 ** EXCLUDES $1.0 MILLION IN ADJUSTMENTS NOTED ABOVE AND $1.7 MILLION WRITEOFF OF DEBT REFINANCING COSTS

*** EXCLUDES $4.2 MILLION RESTRUCTURING AND SEVERANCE CHARGES

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

BEDFORD, MASS., MARCH 5, 2001--VIALOG CORPORATION (AMEX: VX), a leading provider of audio, video and Internet conferencing services, today announced record results for the fourth quarter and year ended December 31, 2000, as well as for January 2001. Increased call volume, a strong shift towards automated products, and continued penetration of the company's targeted Fortune 2500 companies drove the results.

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POWER OF AUTOMATION DRIVING RESULTS

"We're pleased with our record results for the fourth quarter of the year, and very excited about our prospects for 2001 based upon an exceptional performance in January," said Kim Mayyasi, Vialog's president and chief executive officer. "In barely over a year, automated services, including Ready-To-Meet, have grown to over one-third of our total traffic. This is a high-growth, high-margin business that now has an $18M annual revenue run rate."

JANUARY RESULTS REFLECT BOOSTED PROFITABILITY FROM AUTOMATION

Mayyasi continued, "Our January results are clearly the best way to illustrate how automation is driving our business. Our monthly revenues grew 27 percent over last January to $7.7 million, with most of the growth coming from Ready-To-Meet. The increased margins are more impressive. Gross margin was 59.6 percent compared with a gross margin of 52.9 percent in January 2000, and the operating margin was 18.3 percent compared with 9.9 percent last year. Earnings before interest, taxes, depreciation and amortization (EBITDA) was $2.3 million, resulting in an EBITDA margin of 29.6 percent, compared with $1.4 million, or an EBITDA margin of 22.3 percent for January 2000."

AUTOMATION SIGNIFICANTLY IMPACTS FOURTH QUARTER

Net revenues increased 12 percent to a record $19.8 million from $17.7 million in last year's fourth quarter. The revenue growth resulted from continued penetration of Vialog's existing customer base and winning new customers within its Fortune 2500 target market. Of these companies, nearly one-third are Vialog customers. Strong demand for the company's Ready-To-Meet automated audio service drove a 14 percent increase in call volumes from the third quarter.

Reported gross margin was 53.7 percent, which is consistent with the gross margin in the comparable period last year. Reported gross margin includes $357,000 of additional telecom costs related to a change in prior estimates for telecom rate changes and other telecom charges.

Mayyasi noted that the gross margins were down from the record 58.0 percent posted in the 2000 third quarter. "Interestingly, Ready-To-Meet, which has been instrumental in enhancing our margins in January, was the cause of a temporary decrease during the fourth quarter," he said. "We saw traffic migrate from operator-assisted and operator-reserved calls to Ready-To-Meet much faster than forecast. This resulted in our operations centers being temporarily overstaffed during the fourth quarter. We identified the issue and adjusted accordingly, helping to produce the 59.6 percent gross margin in January."

Operating margin was 1.3 percent versus 4.3 percent in the comparable 1999 period. EBITDA was $2.8 million compared with $3.2 million for the same period last year. Reported EBITDA includes the $357,000 telecom adjustment noted above, as well as a non-cash charge of $600,000 to increase the accounts receivable reserve. The net loss was $3.1 million, or $0.32 per share.

RECORD YEAR FOR 2000

For the year, revenues increased 13 percent to $77.6 million from $68.6 million in 1999. Reported gross margin improved to 55.8 percent, a 300-basis-point increase, and the operating margin was 9.1 percent compared with 8.4 percent. EBITDA was $16.7 million versus $14.0 million for the comparable period last year, a 19 percent increase. The operating margin and EBITDA for 2000 exclude the $1.7 million writeoff of debt refinancing costs that Vialog took in the third quarter when refinancing was discontinued as part of the Genesys Conferencing merger agreement. The operating margin and EBITDA for 1999

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exclude $4.2 million in restructuring and severance charges. The net loss was
$9.2 million, or $0.97 per share, compared with a loss of $12.1 million, or $1.53 per share in 1999.

"The strategic plan that Vialog's management put in place 18 months ago is paying off in expanded margins and increased profitability," Mayyasi said. "This is evident in our gross margin, which is growing faster than the rate of our revenues."

GENESYS CONFERENCING ACQUISITION

On October 1, 2000, Vialog reached an agreement to be acquired by Genesys Conferencing, the largest independent conferencing company in Europe and Asia-Pacific. The acquisition, which will create the world's largest independent conferencing specialist, is subject to, among other things, the approval of Vialog shareholders, the approval of issuance of new Genesys Conferencing shares by Genesys Conferencing shareholders, the refinancing of Vialog's debt, and the listing of Genesys Conferencing American Depositary Shares (ADSs) on the Nasdaq stock market. Both companies have scheduled shareholders' meetings for March 23, 2001.

FOURTH QUARTER CONFERENCE CALL

The company will hold a conference call to discuss the fourth-quarter 2000 and January 2001 results on Monday, March 5, at 11:00 a.m. EST. To hear the company's conference call and view presentation charts, please log on to www.vialog.com and follow the instructions. Replay will be available on the same site.


ABOUT VIALOG

Headquartered in Bedford, Mass., Vialog is a leading provider of teleconferencing and messaging services, including audioconferencing, videoconferencing, web conferencing, voicemail broadcast, email broadcast and fax broadcast. Vialog helps its more than 6,000 corporate customers communicate more professionally, efficiently and effectively by delivering superior customer service and an extensive range of enhanced and customized conferencing solutions. Vialog's common stock (symbol: VX) is quoted on AMEX. For more information, visit www.vialog.com, or visit www.webconferencing.com for direct, online access to Vialog's conferencing and messaging services.

                             FOR FURTHER INFORMATION REGARDING VIALOG FREE OF CHARGE, VIA FAX DIAL 1-800-PRO-INFO AND USE THE COMPANY CODE VX. OR VISIT THE VIALOG CORPORATION WEBSITE AT WWW.VIALOG.COM

   TO SCHEDULE ANY OF VIALOG'S SERVICES ONLINE, GO TO WWW.WEBCONFERENCING.COM


                             TABLES TO FOLLOW . . .


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                               VIALOG CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE PERIODS ENDED DECEMBER 31, 2000 AND 1999
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                        THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                           DECEMBER 31,                     DECEMBER 31,
                                                  ----------------------------      ----------------------------
                                                      2000             1999             2000             1999
                                                  -----------      -----------      -----------      -----------
                                                           (UNAUDITED)
Net revenues                                      $    19,800      $    17,714      $    77,587      $    68,629
Cost of revenues, excluding depreciation                9,160            8,196           34,304           32,387
Selling, general and administrative expense             7,869            6,332           28,275           23,442
Depreciation expense                                    1,467            1,184            5,430            4,190
Amortization of goodwill and intangibles                1,047            1,232            4,205            4,060
Non-recurring charge                                      -                -                -              2,982
                                                  -----------      -----------      -----------      -----------
     Operating income                                     257              770            5,373            1,568

Interest expense, net                                  (3,604)          (3,423)         (14,204)         (13,524)
                                                  -----------      -----------      -----------      -----------

     Loss before income tax benefit (expense)          (3,347)          (2,653)          (8,831)         (11,956)

Income tax benefit (expense)                              200              (64)            (325)            (164)
                                                  -----------      -----------      -----------      -----------

    Net loss                                      $    (3,147)     $    (2,717)     $    (9,156)     $   (12,120)
                                                  ===========      ===========      ===========      ===========

Loss per common share--basic and diluted          $     (0.32)     $     (0.30)     $     (0.97)     $     (1.53)
                                                  ===========      ===========      ===========      ===========

Weighted average common shares outstanding          9,702,126        8,983,647        9,435,278        7,947,333
                                                  ===========      ===========      ===========      ===========


EBITDA                                            $     2,771      $     3,186      $    15,008      $     9,818
                                                  ===========      ===========      ===========      ===========
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                               VIALOG CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 FOR THE PERIODS ENDED JANUARY 31, 2001 AND 2000
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                             ONE MONTH ENDED
                                                               JANUARY 31,
                                                      ----------------------------
                                                          2001             2000
                                                      -----------      -----------

Net revenues                                          $     7,704      $     6,068
Cost of revenues, excluding depreciation                    3,112            2,857
Selling, general and administrative expense                 2,314            1,857
Depreciation expense                                          518              403
Amortization of goodwill and intangibles                      350              351
                                                      -----------      -----------
     Operating income                                       1,410              600

Interest expense, net                                      (1,244)          (1,154)
                                                      -----------      -----------

     Income (loss) before income tax expense                  166             (554)

Income tax expense                                           --               --
                                                      -----------      -----------

     Net income (loss)                                $       166      $      (554)
                                                      ===========      ===========

Income (loss) per common share--basic and diluted     $      0.02      $     (0.06)
                                                      ===========      ===========

Weighted average common shares outstanding              9,829,656        9,133,569
                                                      ===========      ===========


EBITDA                                                $     2,278      $     1,354
                                                      ===========      ===========
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                               VIALOG CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2000 AND 1999
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

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                                                          DECEMBER 31,   DECEMBER 31,
                                                              2000           1999
                                                          ------------   ------------
                          ASSETS
Current assets:
     Cash and cash equivalents                             $     459      $     547
     Accounts receivable, net                                 18,513         11,637
     Prepaid expenses                                            489            435
     Other current assets                                        168            310
                                                           ---------      ---------
         Total current assets                                 19,629         12,929

Property and equipment, net                                   22,807         17,814
Deferred debt issuance costs                                   3,735          3,801
Goodwill and intangible assets, net                           59,970         64,094
Other assets                                                     870            583
                                                           ---------      ---------
         Total assets                                      $ 107,011      $  99,221
                                                           =========      =========


        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Debt--current                                         $  84,295      $   7,102
     Accounts payable and accrued expenses                    19,734          9,750
                                                           ---------      ---------
         Total current liabilities                           104,029         16,852

Long-term debt, less current portion                           4,255         75,827
Other long-term liabilities                                      719          1,499

Total stockholders' equity (deficit)                          (1,992)         5,043
                                                           ---------      ---------

Total liabilities and stockholders' equity (deficit)       $ 107,011      $  99,221
                                                           =========      =========
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US SEC FILINGS

Genesys Conferencing has filed a Registration Statement on Form F-4 (No.
333-55392) with the United States Securities and Exchange Commission in connection with the Vialog transaction. The Form F-4 contains a proxy statement/prospectus relating to the Vialog special meeting and other related documents. Vialog has mailed the proxy statement/prospectus contained in the Form F-4 to its stockholders. The Form F-4 and proxy statement/prospectus contains important information about Genesys, Vialog, the Vialog transaction and related matters. Investors and stockholders should read the proxy statement/prospectus and the other documents filed with the US SEC in connection with the Vialog transaction carefully before they make any decision with respect to the Vialog transaction. A copy of the merger agreement with respect to the Vialog transaction has been filed by Vialog as an exhibit to its Form 8-K dated
October 2, 2000. The Form F-4, the proxy statement/prospectus, the Form 8-K and all other documents filed with the US SEC in connection with the transaction are available free of charge at the US SEC's web site at www.sec.gov. In addition, the proxy statement/prospectus, the Form 8-K and all other documents filed with the US SEC in connection with the Vialog transaction will be made available to investors free of charge by calling or writing to:


Genesys S.A.
Pierre Schwich
Chief Financial Officer
4 Rue Jules Ferry, BP 1145
34008 Montpellier, Cedex 1, France
Phone: 33 4 67062755
Email: pierre.schwich@genesys.com


Vialog Corporation
Michael E. Savage
Chief Financial Officer
32 Crosby Drive
Bedford, MA  01730
Phone: 781-761-6200
Email: msavage@vialog.com

In addition to the Form F-4, the proxy statement/prospectus and the other documents filed with the US SEC in connection with the Vialog transaction, Vialog is obligated to file annual, quarterly and special reports, proxy statements and other information with the US SEC. You may read and copy any reports, statements and other information filed with the US SEC at the US SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the other public reference rooms in New York, New York and Chicago, Illinois.
Please call the US SEC at 1-800-SEC-0330 for further information on public reference rooms. Filings with the US SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the US
SEC at http//www.sec.gov.

SOLICITATION OF PROXIES; INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

The identity of the people who, under SEC rules, may be considered "participants in the solicitation" of Vialog stockholders in connection with the proposed merger, and a description of their interests, is available in a SEC filing on
Schedule 14A made by Vialog on October 2, 2000.

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FORWARD-LOOKING STATEMENTS

This release contains statements that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.
Forward-looking statements are statements other than historical information or statements of current condition. These statements appear in a number of places in this release and include statements concerning the parties' intent, belief or current expectations regarding future events, including: the growth of Ready-to-Meet revenues, the anticipated timing of the Genesys Conferencing transaction, and the benefits and results of the Genesys Conferencing transaction. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors.
Although management of the parties believe that their expectations reflected in the forward looking statements are reasonable based on information currently available to them, they cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of the date of this release. The parties undertake no obligation to revise or update any of them to reflect events or circumstances after the date of this release, or to reflect new information or the occurrence of unanticipated events. Readers are referred to Vialog's Annual Report to Stockholders and Genesys
Conferencing's and Vialog's other filings with the US SEC for a discussion of these and other important risk factors concerning the parties and their respective operations.